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                                                                    EXHIBIT 99.2

Report of Independent Auditors

The Stockholders and
Board of Directors of
Morgan Stanley Group Inc.

We have audited the Consolidated Statements of Income, Cash Flows and Changes in Stockholders' Equity of Morgan Stanley Group Inc. for the year ended November 30, 1996 (not presented separately herein). Our audit also included the schedule of parent company stand alone results of operations and cash flows of Morgan Stanley Group Inc. for the year ended November 30, 1996. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Morgan Stanley Group Inc. for the year ended November 30, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                        /s/ Ernst & Young LLP

New York, New York
May 27, 1997